Exhibit 10.1

________________, 2007

First Class Navigation Corporation

22 Ethnikis Antistaseos Street

152 32 Halandri

Athens, Greece

Dahlman Rose & Co., LLC

142 West 57th Street, 18th Floor

New York, New York 10019

Ladenburg Thalmann & Co. Inc.

153 East 53rd Street, 49th Floor

New York, NY 10022

Re: Initial Public Offering

Ladies and Gentlemen:

First Fleet Ltd., a shareholder of First Class Navigation Corporation, a Marshall Islands corporation (the “Company”), in consideration of Dahlman Rose & Co., LLC and Ladenburg Thalmann & Co. Inc. (the “Underwriters”) agreeing to underwrite an initial public offering (“IPO”) of the Company’s units (“Units”), each comprised of one share of the Company’s common stock, par value $.0001 per share (“Common Stock”), and one warrant exercisable for one share of Common Stock (“Warrant”), hereby agrees as follows (certain capitalized terms used herein are defined in Schedule 1 hereto):

1. If the Company solicits approval of its shareholders of a Business Combination, First Fleet Ltd. shall vote (i) all Founder Shares owned by it in accordance with the majority of the votes cast by the holders of the IPO Shares and (ii) any shares of Common Stock acquired in the IPO or following the IPO in favor of the Business Combination.

2. If a Transaction Failure occurs, First Fleet Ltd. shall take all reasonable actions within its power to cause (i) the Trust Account to be liquidated and distributed to the holders of the IPO Shares as soon as reasonably practicable and, in any event, no later than the Termination Date, and (ii) the Company to dissolve and liquidate as soon as practicable, including, without limitation, by voting all of the shares of Common Stock owned by it in favor of the Company’s dissolution and liquidation. First Fleet Ltd. hereby waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company and hereby further waives any claim it may have in the future as a result of, or arising out of, any contracts or agreements with the Company and agrees to not seek recourse against the Trust Account for any reason whatsoever. First Fleet Ltd. hereby agrees that the Company shall be entitled to a reimbursement from it for any distribution of the Trust Account received by First Fleet Ltd. in respect of the Founder Shares. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company and hereby further waives any claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company, including, without limitation, this and any other agreements relating to the payment of the Fee, and agrees not to seek recourse against the Trust Account for any reason whatsoever. In the event of the liquidation of the Trust Fund, First Fleet Ltd. and its executive officers, agree that they, severally (but not jointly), and only up to their respective percentage beneficial ownership interests in First Fleet Ltd. prior to the IPO, will indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by any vendor that is owed money by the Company (which includes, for example, accountants, lawyers, investment bankers, consultants and analysts) for services rendered or products sold provided that the Company did not obtain a valid and enforceable waiver from such party of its rights or claims to the Trust Fund and only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund.

3. First Fleet Ltd. hereby waives its right to exercise conversion rights with respect to any shares of the Company’s Common Stock owned or to be owned by it, directly or indirectly, and agrees that it will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination.

4. First Fleet Ltd. hereby agrees to not propose, or vote in favor of, an amendment to the Company’s Articles of Incorporation to extend the period of time in which the Company must consummate a Business Combination prior to its liquidation. Should such a proposal be put before shareholders other than through actions by the undersigned, the undersigned hereby agrees to vote against such proposal. This paragraph may not be modified or amended under any circumstances.

5. First Fleet Ltd. acknowledges and agrees that the Company will not consummate any Business Combination which involves a company that is affiliated with any of the Insiders or their affiliates, unless the Company obtains an opinion from an independent investment banking firm that is a member of the National Association of Securities Dealers, Inc. that the business combination is fair to the Company’s shareholders from a financial perspective and the Company’s disinterested independent directors negotiate with such affiliated company on behalf of the Company and take such other steps in connection with any such proposal as they deem advisable, including retention of independent advisors.

6. Neither First Fleet Ltd., any Control Person, nor any Affiliate of First Fleet Ltd. will be entitled to receive and will not accept any compensation for services rendered to the Company prior to, or in connection with, the consummation of the Business Combination. Notwithstanding the foregoing, First Fleet Ltd. shall be entitled to reimbursement from the Company for its reasonable out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination; provided, that such reimbursements have been approved by the Company’s audit committee (which shall be comprised solely of independent directors).

7. Neither First Fleet Ltd., any Control Person, nor any Affiliate of First Fleet Ltd. will be entitled to receive or accept, and First Fleet Ltd., on its behalf and on behalf of the aforementioned parties, hereby waives any rights to, a finder’s fee or any other compensation in the event First Fleet Ltd., any Control Person, or any Affiliate of First Fleet Ltd. originates a Business Combination.

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8. First Fleet Ltd. will escrow its Founder Shares, as specified in the Stock Escrow Agreement, which the Company will enter into with First Fleet Ltd. and an escrow agent acceptable to the Company, for the period commencing on the Effective Date and ending on the earlier of (i) the first anniversary of the Business Combination Date or (ii) the date on which the Company gives the escrow agent notice that the Company is being liquidated, at which time the escrow agent will destroy the shares.

9. First Fleet Ltd.’s questionnaire (a copy of which is attached hereto as Exhibit A) furnished to the Company and the Underwriters is true and accurate in all respects. First Fleet Ltd. further represents and warrants to the Company and the Underwriters that no Control Person:

(a)

is subject to or a respondent in any legal action, injunction or cease-and-desist order for, or any order or stipulation to desist or refrain from, any act or practice relating to the offering of securities in any jurisdiction;

(b)

has been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and such person is not currently a defendant in any such criminal proceeding; and

(c)	has been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

10. First Fleet Ltd. acknowledges and understands that, in proceeding with the IPO, the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its shareholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

11. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Underwriters and their legal representatives or agents (including any investigative search firm retained by the Underwriters) any information they may have about the undersigned’s background and finances (“Information”). Neither the Underwriters nor their agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

12. This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection

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to such exclusive jurisdiction and that such courts represent an inconvenient forum. The Company hereby appoints, without power of revocation, Kramer Levin Naftalis & Frankel LLP, with an office at 1177 Avenue of the Americas, New York, New York, 10036, Attention of Christopher S. Auguste, as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this letter agreement.

13. No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

(The remainder of this page intentionally left blank. Signature pages to follow.)

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Name: FIRST FLEET LTD.

By:
Name:
Title:
Signature

ACCEPTED AND AGREED:
DAHLMAN ROSE & CO., LLC

By:
Name:
Title:

LADENBURG THALMANN & CO. INC.

By:
Name:
Title:

ACCEPTED AND AGREED:
FIRST CLASS NAVIGATION CORPORATION

By:
Name: Dimitris J. Souravlas
Title: Chief Executive Officer

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SCHEDULE 1

SUPPLEMENTAL COMMON DEFINITIONS

Unless the context shall otherwise require, the following terms shall have the following respective meanings for all purposes, and the following definitions are equally applicable to both the singular and the plural forms of the terms defined.

“Affiliate” shall have the meaning set forth under Rule 144(a)(1) of the rules promulgated under the Securities Act of 1933, as amended.

“Business Combination” shall mean the acquisition by the Company, whether by merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, of one or more vessels or operating businesses in the shipping industry, having, collectively, a fair market value equal to at least 80% of the Company’s net assets at the time of such merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination.

“Business Combination Date” shall mean the date upon which a Business Combination is consummated.

“Control Person” shall mean any person or company who holds a sufficient number of outstanding voting securities of an entity to affect materially the control of the entity.

“Effective Date” shall mean the date upon which the Registration Statement is declared effective under the U.S. Securities Act of 1933, as amended, by the SEC.

“Insiders” shall mean all of the officers, directors and shareholders of the Company immediately prior to the Company’s IPO.

“IPO” shall mean the initial public offering of the Company’s units, each comprised of one share of the Company’s common stock, par value $.0001 per share, and one warrant exercisable for one share of common stock.

“IPO Shares” shall mean all shares of Common Stock issued by the Company in its IPO, whether or not such shares were issued to an Insider or otherwise.

“Prospectus” shall mean the final prospectus filed pursuant to Rule 424(b) under the U.S. Securities Act of 1933, as amended, and included in the Registration Statement.

“Public Shareholders” shall mean holders of common stock sold as part of the IPO.

“Registration Statement” shall mean the registration statement filed by the Company on Form F-1 with the SEC, and any amendment or supplement thereto, in connection with the Company’s IPO.

“SEC” shall mean the United States Securities and Exchange Commission.

“Termination Date” shall mean the later of (i) the date that is 60 calendar days immediately following the Transaction Failure Date and (ii) the liquidation of the Company.

“Transaction Failure” shall mean the failure to enter into a letter of intent, definitive agreement or agreement in principal with respect to a Business Combination within 24 months of the closing of the IPO.

“Transaction Failure Date” shall mean the 24-month anniversary of the closing of the IPO.

“Trust Account” shall mean that certain trust account established with Continental Stock Transfer & Trust Company, as trustee, and in which the Company deposited proceeds from the IPO and the concurrent private placement (described in the Prospectus) in the amount specified in the Investment Management Trust Agreement, dated as of the date hereof between the Company and Continental Stock Transfer & Trust Company.

“Underwriters” shall mean Dahlman Rose & Co., LLC.

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EXHIBIT A

COMPLETED QUESTIONNAIRE